Exhibit 99.1
OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is entered into as of July 7, 2006 by and between TASTY BAKING COMPANY, a Pennsylvania corporation having offices at 2801 Hunting Park Avenue, Philadelphia, PA 19129 (“Owner”) and KEYSTONE REDEVELOPMENT PARTNERS, LLC, a Delaware limited liability company having offices at 1000 Boardwalk, Atlantic City, NJ 08401 (“Optionee”).

RECITALS:

WHEREAS, Owner owns the real property (the “Property”) located at the intersection of Fox Street and Roberts Avenue in Philadelphia, PA, known as 3413 Fox Street, comprised of approximately twelve and one-tenth (12.1) acres, and more particularly described on Exhibit A attached hereto and made a part hereof; and

WHEREAS, Owner and Optionee have reached agreement with respect to Owner granting Optionee an option to purchase the Property on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

1. Incorporation of Recitals. Each of the foregoing recitals is incorporated herein at length as if fully set forth herein.

2. Grant of Option; Option Price. Owner, for and in consideration of the sum of One Million Six Hundred Thousand and 00/100ths ($1,600,000.00) Dollars (together with any extension payments paid pursuant to Section 3 below, collectively the “Option Price”), to be paid by Optionee to Owner by wire transfer or other immediately available funds upon execution and delivery of this Agreement, and in consideration of the covenants and agreements herein contained, does hereby give, grant and convey to Optionee, the sole and exclusive right and option to purchase the Property on the terms and conditions set forth herein (the “Purchase Option”). Except as expressly set forth in Section 6 below, the Option Price shall be nonrefundable and shall be retained by Owner whether or not the Purchase Option is exercised or terminated.

3. Term. The term of this Agreement (the “Term”) shall commence on the date hereof and shall expire at 5:00 p.m. EST on the earlier of (a) the first business day immediately following the one (1) month anniversary of the Pennsylvania Gaming Control Board's issuance of two (2) Category 2 Slot Licenses for Philadelphia, or (b) June 30, 2008. Provided Optionee is in the process of continuing its application for one of the two Category 2 Slot Licenses, Optionee shall have the right (i) to extend the deadline set forth in clause (b) above to December 31, 2008 by written notice to Owner on or before June 30, 2008 accompanied by a non-refundable extension payment of Two Hundred Fifty Thousand and 00/100ths ($250,000.00) Dollars, and (ii) provided Optionee exercised its right to extend the deadline set forth in clause (b) above pursuant to clause (i) above and is still in the process of continuing its application for one of the two Category 2 Slot Licenses, to extend the deadline set forth in clause (b) above to June 30, 2009 by written notice to Owner on or before December 31, 2008 accompanied by a non-refundable extension payment of Four Hundred Thousand and 00/100ths ($400,000.00) Dollars. Notwithstanding the foregoing, however, Optionee may exercise the Purchase Option or terminate this Agreement at any time during the Term by providing written notice thereof to Owner (an "Exercise Notice" or "Termination Notice," as applicable) and otherwise complying with the terms and conditions of this Agreement. Optionee's Exercise Notice shall indicate either that (i) Optionee intends on constructing and opening a temporary slot parlor on lands adjacent to the Property prior to opening a slot parlor on the Property (the "Temporary Alternative"), or (ii) Optionee does not intend on taking the Temporary Alternative.

4. Exercise of Option. In the event of the exercise of the Purchase Option, the Property shall be conveyed to Optionee and Optionee shall deliver to Owner the Purchase Price (as hereinafter defined) at a closing (“Closing”) which shall take place on (a) the first (1st) business day following the one (1) year anniversary of the Exercise Notice should said Exercise Notice indicate that Optionee intends on taking the Temporary Alternative, (b) the first (1st) business day following the two hundred seventieth (270th) day after the Exercise Notice should said Exercise Notice indicate that Optionee does not intend on taking the Temporary Alternative, or (c) such other date as is mutually agreed upon by Optionee and Owner. At Closing, Owner shall (i) convey to Optionee, by special warranty deed, good and marketable fee simple title to the Property, insurable at regular rates without exception unless caused by Optionee, other than matters which do not and will not adversely affect the use, occupancy or enjoyment of the Property as a slot parlor casino and entertainment complex, as reasonably determined by Optionee (the “Permitted Exceptions”), (ii) execute and deliver to Optionee and Optionee's title insurer a title affidavit of Owner in form and substance reasonably acceptable to Optionee and Optionee's title insurer, (iii) deliver sole and exclusive possession and control of the Property to Optionee, free of all tenants, occupants and others with a right to or claiming possession (except as set forth in the Permitted Exceptions), and otherwise in generally the same condition as existed on the date hereof, ordinary wear and tear excepted, and (iv) execute and deliver to Optionee such other documents and/or instruments as may be reasonably required by Optionee and/or Optionee's lender and/or title insurer in order to convey good, marketable and insurable fee simple title. At Closing, the real estate taxes and water and sewer rents shall be apportioned as of Closing and the parties shall make such other adjustments as are customary for similarly situated commercial properties. Owner and Optionee shall split equally, all state and local realty transfer taxes imposed as a result of such purchase and sale and shall pay same at Closing. At Closing, Optionee shall pay to Owner the sum of Fourteen Million Four Hundred Thousand and 00/100ths ($14,400,000.00) Dollars (the "Purchase Price"), by wire transfer or other immediately available funds. If the Purchase Option is exercised, but Owner fails to satisfy each of its obligations under this Agreement, then Optionee shall provide Owner with written notice thereof and Owner shall have thirty (30) days from such notice to cures all such defaults in which event the parties shall proceed to Closing. The obligations of the parties hereunder shall survive Closing.

5. Owner's Representations and Warranties. Owner represents and warrants to Optionee, each of which representations and warranties shall be deemed repeated at and shall survive Closing, that

a. Owner is the sole owner of the Property and owns good and marketable fee simple title to same free and clear of all liens and encumbrances other than the Permitted Exceptions and such other matters as shall be satisfied and discharged of record at Closing;

b. Owner is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania and is legally authorized to transact business in the Commonwealth of Pennsylvania;

c. Owner's execution and delivery of this Agreement and the performance and satisfaction in full of each of Owner's obligations hereunder have been duly authorized by all requisite action on the part of Owner and this Agreement constitutes a legal, valid and binding obligation of Owner, enforceable against it in accordance with its terms;

d. to the best knowledge of Owner, no litigation or proceeding in any court or before any other governmental or quasi-governmental authority or other person or entity is currently pending or, threatened (i) with respect to the Property or any part thereof, or (ii) which seeks to enjoin Owner from entering into this Agreement or consummating the transaction contemplated herein including, but not limited to, any condemnation proceedings or other exercise of eminent domain;

e. neither the execution and delivery by Owner of this Agreement, the consummation of the transaction contemplated herein, nor compliance with the provisions hereof, violates, breaches, contravenes or conflicts with, or will violate, breach, contravene or conflict with, any existing note, bond, mortgage, debenture, indenture, trust, license, lease, instrument, decree, order, judgment or other agreement to which Owner is a party or by which it or any of its their assets (including, but not limited to, the Property) may be bound or affected which would prevent Owner from conveying to Optionee good, marketable and insurable fee simple title to the Property in accordance with the terms of this Agreement;

f. to the best knowledge of Owner, no consent, approval or authorization of, or registration, declaration or filing with, any person or governmental entity, is required to be obtained or made by Owner under any federal, state or local law, statute, ordinance, rule, regulation, order, judicial or administrative order or decree, permit, license, approval, authorization or similar requirement in connection with the execution and delivery of this Agreement by Owner, the transaction contemplated herein and/or the satisfaction by Owner of any of Owner's obligations hereunder which would prevent Owner from conveying to Optionee good, marketable and insurable fee simple title to the Property in accordance with the terms of this Agreement; and

g. there are no leases, tenancies or other rights of occupancy in effect with respect to the Property or any part thereof which shall extend beyond Closing.

Should Optionee determine that any of Owner's representations and warranties set forth in this Agreement are untrue or inaccurate, Optionee shall provide Owner with notice thereof and sixty (60) days to cure same.

6. Optionee Remedies. Notwithstanding anything in this Agreement to the contrary, if the Purchase Option is exercised but Owner does not or can not convey good, marketable and insurable fee simple title to the Property to Optionee at Closing, then Optionee may as its exclusive remedy either (i) terminate this Agreement and Owner shall promptly return the Option Price to Optionee, or (ii) seek specific performance. In all other events, including in the event Owner fails to satisfy an obligation or breaches any of its representations and warranties set forth in this Agreement (other than those obligations and/or representations covered by the preceding sentence), and whether or not Closing occurs, the Option Price shall be nonrefundable and retained by Owner, provided that Optionee shall have such rights and remedies as may be available at law or in equity.

7. Applications for Licensing and Development. The parties acknowledge and agree that the award to Optionee of a license to operate a gaming facility at the Property and the acquisition and maintenance of related development agreements and approvals are instrumental to Optionee. Accordingly, Owner covenants and agrees that it will not oppose Optionee and/or Optionee's agents and representatives in applying for, securing and maintaining such licenses, approvals and other consents, permits and/or agreements as Optionee may deem necessary or desirable in connection with Optionee's plans for the Property including, but not limited to, Optionee's application for a Category 2 Slot License. Optionee shall provide Owner with periodic updates of Optionee's progress in obtaining said license and related development agreements and approvals, provided that, Optionee shall not provide Owner with any environmental reports, studies and/or assessments produced by or for Optionee unless, and then only to the extent specifically requested by Owner in writing. Moreover, Owner covenants and agrees that at all times prior to Closing, Owner will not oppose Optionee and/or Optionee’s agents and representatives in connection with the acquisition from third parties of additional real property interests contiguous to the Property.

8. Right of Entry and Inspection; Indemnity; Insurance.

a. During the Term, Optionee and its representatives and contractors may at any reasonable time and from time to time, without unreasonably interfering with the business operations of Owner, enter upon the Property for the purposes of investigating and inspecting same, making surveys, maps and/or contour studies, performing test borings, soil tests and/or examinations, and conducting other studies including, but not limited to such environmental studies as Optionee may elect (collectively, the “Due Diligence Investigation”). Optionee shall have the right to terminate this Agreement at any time during the Term upon written notice to Owner, in which event (i) all payments theretofore made by Optionee hereunder shall be retained by Owner, and (ii) neither Optionee nor Owner shall have any further liabilities or rights under this Agreement, except for any rights or liabilities which expressly survive such termination. For the avoidance of doubt, Owner shall have no obligation to remediate any issues identified during the course of the Due Diligence Investigation, nor shall Owner have any obligation to pay, reimburse or credit any monies to Optionee in connection with any such issues. Further, if Optionee exercises the Purchase Option and Closing occurs, all liabilities and/or conditions associated with the Property as of Closing, whether or not identified during the course of the Due Diligence Investigation, shall be Optionee's sole responsibility. Optionee shall not provide Owner with any reports generated, or information obtained, as part of Optionee's Due Diligence Investigation unless, and then only to the extent, specifically requested by Owner in writing.

b. Optionee covenants and agrees to indemnify, defend (with counsel reasonably satisfactory to Owner) and hold Owner harmless from and against any and all claims, damages, losses, costs and expenses (including, but not limited to, reasonable attorneys’ fees and court costs) suffered or incurred by Owner and relating to Optionee's inspection of or actions at the Property prior to Closing, but in each case only to the extent not attributable in any manner to the negligence or willful misconduct of Owner or anyone claiming by or through Owner, or the employees, contractors, agents, representatives or invitees of any of the foregoing. Notwithstanding anything herein to the contrary, the discovery of any substance which constitutes a hazardous substance, hazardous waste, radioactive substance and/or radioactive waste (collectively, "Hazardous Substances") under any federal, state or local statute, law, ordinance, order, rule or regulation, whether now in existence or hereafter adopted (collectively, "Environmental Laws") or other negative conditions not caused by Optionee at the Property during the course of the Due Diligence Investigation and/or any legal duty to report same or the reporting of same to the Pennsylvania Department of Environmental Protection or other federal, state or local governmental authority, shall not serve as the basis for a claim for indemnification by Owner against Optionee pursuant to this paragraph (b). The obligations of Optionee pursuant to this paragraph shall survive the expiration or termination of this Agreement.

c. Prior to any entry onto the Property by Optionee or any of Optionee’s representatives, Optionee or its representatives or contractors, shall furnish Owner with a copy of a certificate of insurance for Optionee and its representatives from a duly licensed insurance company, reasonably acceptable to Owner, indicating that insurance policies are in effect for commercial liability coverage for death or injury to persons and/or property of not less than Three Million and 00/100ths ($3,000,000.00) Dollars per occurrence/claim and in the aggregate together with evidence of the payment of all associated premiums.

d. Owner represents and warrants to Optionee, each of which representations and warranties shall be deemed repeated at and shall survive Closing, that (i) prior to the date hereof, to Owner’s actual knowledge as of the date hereof, Owner has delivered complete copies of all environmental reports, studies and/or assessments previously obtained by Owner and relating, in whole or in part, to the Property (collectively, the “Owner Reports”) which are listed on Exhibit B attached hereto and made a part hereof, (ii) Owner has no actual knowledge of any other environmental reports, studies and/or assessments relating to the Property or any part thereof, except as may be referenced in the Owner Reports and except for reports, studies and/or assessments which were produced prior to the Owner Reports and which address the same environmental issues as those in the Owner Reports, and (iii) Owner has no actual knowledge of any Hazardous Substances in, on, under or about the Property in violation of any Environmental Laws, except as described in the Owner Reports. For purposes of the preceding sentence, Owner's actual knowledge shall be deemed to mean the actual knowledge of Charles P. Pizzi, President and CEO, David S. Marberger, CFO, Laurence Weilheimer, General Counsel, and Joseph W. Carboy, Director of Operations. Owner makes no representation or warranty as to the correctness of the Owner Reports and Optionee expressly waives any claim whatsoever arising from the use of the Owner Reports including, but not limited to, Optionee’s reliance upon the Owner Reports.

9. Brokers. Each of the parties represent and warrant to the other that no broker, finder or other person entitled to a commission, finder’s fee or other compensation was involved in the introduction of the parties or the negotiation of this Agreement. Each of the parties agrees to indemnify, defend and hold the other harmless from and against any and all claims based upon or relating to a breach of the foregoing representation, warranty and/or covenant by such party. The obligations of the parties pursuant to this Section shall survive the expiration or termination of this Agreement.

10. Notices. All notices required or permitted to be given pursuant to this Agreement (each, a “notice”) shall be in writing and shall be sent by hand delivery, mailed by prepaid registered or certified mail, return receipt requested, or sent by nationally recognized courier service guaranteeing overnight delivery, postage prepaid, in each case addressed as follows:

If to Owner, to:
Tasty Baking Company
2801 Hunting Park Avenue
Philadelphia, PA 19129
Attention: Charles P. Pizzi, President & CEO

with a copy to:	Tasty Baking Company
2801 Hunting Park Avenue
Philadelphia, PA 19129
Attention: Laurence Weilheimer, General Counsel

and

Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103
Attention: William R. Sasso, Chairman

If to Optionee, to:	c/o Trump Entertainment Resorts, Inc.
1000 Boardwalk
Atlantic City, NJ 08401
Attention: Robert M. Pickus, Executive Vice President

with a copy to:	Graham Curtin, a Professional Association
4 Headquarters Plaza
Morristown, NJ 07960
Attention: Peter M. Laughlin, Esq.

Notices shall be effective (i) upon receipt (or refusal thereof) in the case of personal delivery, (ii) three (3) business days after being deposited, postage prepaid, in the United States mail in the case of mail, and (iii) the next business day if sent via courier service of nationally recognized standing (e.g., Federal Express). Either party may from time to time specify, by giving written notice to the other party in accordance with the terms hereof, (i) any other address as its address for purposes of this Agreement, and (ii) any other person or entity that is to receive copies of notices hereunder.

11. Severability; Binding Effect; Amendments to be in Writing. If any provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and enforceable to the extent permitted by law. All provisions contained in this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and any permitted assigns of the parties, in each case to the same extent as if each such successor and permitted assign were named as a party hereto. This Agreement may not be changed, modified or discharged except by a writing signed by the parties.

12. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws principles.

13. Headings. The headings set forth herein have been inserted for convenient reference only and shall not to any extent have the effect of modifying or amending the express terms and provisions of this Agreement.

14. Confidentiality. Each of the parties hereto shall, and shall cause their respective shareholders, members, directors, officers, employees, managers, agents and affiliates to, hold the information contained in this Option Agreement confidential and shall not disclose any information relating to the proposed transaction (collectively, "Confidential Information") to any third party without the prior consent of the other party hereto (which consent shall not be unreasonably withheld), except that either party may make any public announcement or filing that it is advised by legal counsel it should make in order to comply with applicable securities laws or Nasdaq rule. The parties covenant and agree to use reasonable efforts to coordinate the content, manner and timing of any public announcement or filing concerning this Agreement and/or the transaction contemplated herein. The foregoing shall not, however, preclude Optionee from disclosing Confidential Information to its prospective lenders or either party from disclosing Confidential Information to their respective counsel and/or accountants, provided that in all cases, the party receiving Confidential Information is informed of the terms of this Section.

15. Default Rate. Any amount due but unpaid hereunder shall bear interest until paid at an annual rate of three hundred fifty (350) basis points above the “Prime Rate” as published from time to time in the Wall Street Journal, or in the event no longer published therein, by such replacement publication as is agreed upon by the parties, provided however, that in no event shall such rate exceed the maximum legal rate allowed by applicable usury laws.

16. Memorandum of Option. The parties shall execute and deliver a short form or memorandum of options in the form attached hereto as Exhibit C within three business days after execution of this Agreement, which instrument shall be placed of record by Optionee in the Recorder of Deeds for Philadelphia County. Upon the expiration or earlier termination of this Agreement or the exercise of the Purchase Option, the parties shall immediately execute a termination of said instrument which shall be placed of record by Owner. The obligation of Optionee pursuant to this Section shall survive expiration or termination of this Agreement.

17. Relationship of the Parties. The parties do not intend to create any partnership, joint venture or other relationship as amongst themselves and neither this Agreement nor the performance by the parties of their respective obligations shall establish or be deemed to establish any relationship between the parties other than as optionor and optionee. Except as expressly set forth herein to the contrary, nothing contained herein shall be construed as appointing or authorizing either party or any of their agents, employees or representatives to represent or bind the other party in any manner.

18. Assignment. Optionee may not assign and/or pledge its rights, interests and/or obligations under this Agreement, without the prior consent of Owner, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Owner's consent shall not be required for (a) a pledge by Optionee or its permitted assign in connection with obtaining financing, or (b) an assignment by Optionee, provided that in each instance (i) such assignee is an entity controlled by or under common control with TER Keystone Development, LLC, the current majority owner of Optionee, and (ii) Optionee shall not be released from any liability or obligations hereunder. Further, any permitted assignee must expressly agree to be bound by the terms and conditions of this Agreement.

19. Time is of Essence. Time is of the essence with respect to any time fixed for performance of any requirement set forth in this Agreement.

20. Authority. To induce each other to enter into this Agreement, Owner and Optionee each represent and warrant to the other that they have been duly authorized and empowered to enter into this Agreement and perform, fully their obligations hereunder, and such obligations constitute the valid and binding obligations of each of them, enforceable in accordance with their terms, and that no further consents of any other person, entity, public body or court is required in connection with this Agreement and the performance of all of its obligations hereunder.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which as executed shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement.

22. Entire Agreement. This Agreement and the exhibits referenced herein and made a part hereof constitute the entire agreement of the parties relative to the subject matter hereof and thereof and is intended to be an integration of all prior agreements, conditions or undertakings between the parties hereto. Except as expressly set forth herein, there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, expressed or implied, between the parties hereto.

[balance of page intentionally blank - signature pages and exhibits only follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

Owner:	Optionee:
TASTY BAKING COMPANY	KEYSTONE REDEVELOPMENT
PARTNERS, LLC

By:/S/ Charles P. Pizzi	By:/S/ Robert M. Pickus
Charles P. Pizzi, President & CEO	Robert M. Pickus, Secretary

List of Exhibits

A - Legal Description of Property
B - List of Owner Environmental Reports
C - Form of Memorandum of Agreement

EXHIBIT A

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, situate in the 38th Ward of the City of Philadelphia and described according to a Survey and Plan of Property made for Donna Sandermar by Daniel W. Silverman, Surveyor and Regulator of the 6th Survey District, dated March 2nd 1977, as follows to wit:

BEGINNING at a point formed by the intersection of the southwesterly side of Fox Street (80 feet wide) and the southeasterly side of Roberts Avenue (78 feet wide); thence extending from said point of beginning South thirty-three degrees ten minutes twenty-nine seconds East (S 33° 10’ 29" E), along the said southwesterly side of Fox Street nine hundred nineteen (919) feet six and one-half (6 1/2) inches to a point; thence extending South sixty degrees twenty-five minutes fifty-four seconds West (S 60° 25' 54" W), three hundred eighty-six (386) feet two and one-half (2 1/2) inches to a point; thence extending North thirty-three degrees fifty-four minutes twenty seconds West (N 33° 54' 20" W), two hundred eighteen (218) feet six and three-eighths (6 3/8) inches to a point; thence extending South fifty-six degrees forty-nine minutes thirty-one seconds West (S 56° 49' 31" W), one hundred seventy-four (174) feet two and one-fourth (2 1/4) inches to a point; thence extending North thirty-three degrees ten minutes twenty-nine seconds West (N 33° 10' 29" W), one hundred ninety-eight (198) feet eleven and seven-eighth (11 7/8) inches to a point; thence extending South fifty-six degrees forty-nine minutes thirty-one seconds West (S 56° 49' 31” W), crossing the northeasterly side of former McMichael Street (70 feet wide) stricken from City Plan and vacated, reserved as a Right of Way for purpose of inspection, maintenance, repairing or reconstruction of existing forty-eight (48) inches water mains, one hundred twenty (120) feet to a point on the southwesterly side of said former McMichael Street; thence extending North thirty-three degrees ten minutes twenty-nine seconds West (N 33° 10' 29" W), along the said southwesterly side of former McMichael Street four hundred seventy-seven (477) feet nine (9) inches to a point on the said southeasterly side of Roberts Avenue; thence extending North fifty-six degrees forty-nine minutes thirty-one seconds East (N 56° 49' 31” E), along the said southeasterly side of Roberts Avenue recrossing the said northeasterly side of former McMichael Street six hundred eighty-two (682) feet five (5) inches to the said southwesterly side of Fox Street, being the first mentioned point and place of BEGINNING.

BEING THE SAME PREMISES which PIDC Financing Corporation, a Pennsylvania non-profit corporation by deed dated January 13, 2005 and recorded July 19, 2005 in the Office of the Recorder of Deeds in and for Philadelphia County, Pennsylvania, in Instrument No. 51223840, granted and conveyed unto Tasty Baking Company, a Pennsylvania corporation, its successor and assigns.

EXHIBIT B

25 pages of materials (including cover) captioned "Fuel Oil Tank & Piping Inspection (Yearly)" and a 43 page (including front and back covers) report titled "Insulation Study and Evaluation Report For Tasty Baking Company, Philadelphia, Pennsylvania, Fox Street Building, Prepared by: Spotts, Stevens And McCoy, Inc., February 1993".

EXHIBIT C

MEMORANDUM OF OPTION AGREEMENT

THIS MEMORANDUM OF OPTION AGREEMENT, is made as of July 7, 2006 between TASTY BAKING COMPANY, a Pennsylvania corporation with offices at 2801 Hunting Park Avenue, Philadelphia, PA 19129 (“TBC”) and KEYSTONE REDEVELOPMENT PARTNERS, LLC, a Delaware limited liability company with offices at 1000 Boardwalk, Atlantic City, NJ 08401 (“KRP”).

TBC, as Owner, and KRP, as Optionee, entered into a certain Option Agreement dated as of July 7, 2006 (the “Agreement”), pursuant to which TBC has granted KRP the exclusive right, prior to June 30, 2009, to purchase the property located at the intersection of Fox Street and Roberts Avenue in Philadelphia, PA, known as 3413 Fox Street, comprised of approximately twelve and one-tenth (12.1) acres, and more particularly described on Exhibit A attached hereto and made a part hereof, together with all improvements located thereon and rights appertaining thereto, on and subject to the terms and conditions set forth in the Agreement;

This Memorandum of Option Agreement has been entered into for the sole purpose of giving notice of the existence of the Agreement. Reference should be made to the Agreement and its schedules and exhibits for all of the terms, covenants and conditions thereof. The provisions of this Memorandum of Option Agreement shall not constitute an amendment or modification of the Agreement, and is not be considered in construing any of the terms, covenants or conditions of the Agreement.

This Memorandum of Option Agreement may be executed in any number of counterparts, each of which as executed shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement.

[balance of page intentionally blank - signature pages and exhibits only follow]

IN WITNESS WHEREOF, the parties hereto have caused this Memorandum of Option Agreement to be executed and delivered as of the date and year first set forth above.

Witnessed/Attested To:	TASTY BAKING COMPANY

By: _________________________	By:
Charles P. Pizzi, President & CEO

KEYSTONE REDEVELOPMENT
PARTNERS, LLC

By: __________________________	By:
Robert M. Pickus, Secretary

State of_______________	:
: ss
County of _______________	:

I CERTIFY that on July __, 2006, Charles P. Pizzi, personally came before me and acknowledged under oath, to my satisfaction, that this person is named in and personally signed this Memorandum of Option Agreement as an authorized officer of Tasty Baking Company, and that he signed and delivered this Memorandum of Option Agreement as the voluntary act and deed of Tasty Baking Company, as authorized by proper corporate action.

__________________________________________

State of _______________	:
: ss
County of _______________	:

I CERTIFY that on July __, 2006, Robert M. Pickus, personally came before me and acknowledged under oath, to my satisfaction, that this person is named in and personally signed this Memorandum of Option Agreement as an authorized officer of Keystone Redevelopment Partners, LLC, and that he signed and delivered this Memorandum of Option Agreement as the voluntary act and deed of Keystone Redevelopment Partners, LLC, as authorized by proper corporate action.

__________________________________________

EXHIBIT A TO MEMORANDUM OF OPTION AGREEMENT

LEGAL DESCRIPTION OF THE PROPERTY

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, situate in the 38th Ward of the City of Philadelphia and described according to a Survey and Plan of Property made for Donna Sandermar by Daniel W. Silverman, Surveyor and Regulator of the 6th Survey District, dated March 2nd 1977, as follows to wit:

BEGINNING at a point formed by the intersection of the southwesterly side of Fox Street (80 feet wide) and the southeasterly side of Roberts Avenue (78 feet wide); thence extending from said point of beginning South thirty-three degrees ten minutes twenty-nine seconds East (S 33° 10’ 29" E), along the said southwesterly side of Fox Street nine hundred nineteen (919) feet six and one-half (6 1/2) inches to a point; thence extending South sixty degrees twenty-five minutes fifty-four seconds West (S 60° 25' 54" W), three hundred eighty-six (386) feet two and one-half (2 1/2) inches to a point; thence extending North thirty-three degrees fifty-four minutes twenty seconds West (N 33° 54' 20" W), two hundred eighteen (218) feet six and three-eighths (6 3/8) inches to a point; thence extending South fifty-six degrees forty-nine minutes thirty-one seconds West (S 56° 49' 31" W), one hundred seventy-four (174) feet two and one-fourth (2 1/4) inches to a point; thence extending North thirty-three degrees ten minutes twenty-nine seconds West (N 33° 10' 29" W), one hundred ninety-eight (198) feet eleven and seven-eighth (11 7/8) inches to a point; thence extending South fifty-six degrees forty-nine minutes thirty-one seconds West (S 56° 49' 31” W), crossing the northeasterly side of former McMichael Street (70 feet wide) stricken from City Plan and vacated, reserved as a Right of Way for purpose of inspection, maintenance, repairing or reconstruction of existing forty-eight (48) inches water mains, one hundred twenty (120) feet to a point on the southwesterly side of said former McMichael Street; thence extending North thirty-three degrees ten minutes twenty-nine seconds West (N 33° 10' 29" W), along the said southwesterly side of former McMichael Street four hundred seventy-seven (477) feet nine (9) inches to a point on the said southeasterly side of Roberts Avenue; thence extending North fifty-six degrees forty-nine minutes thirty-one seconds East (N 56° 49' 31” E), along the said southeasterly side of Roberts Avenue recrossing the said northeasterly side of former McMichael Street six hundred eighty-two (682) feet five (5) inches to the said southwesterly side of Fox Street, being the first mentioned point and place of BEGINNING.

BEING THE SAME PREMISES which PIDC Financing Corporation, a Pennsylvania non-profit corporation by deed dated January 13, 2005 and recorded July 19, 2005 in the Office of the Recorder of Deeds in and for Philadelphia County, Pennsylvania, in Instrument No. 51223840, granted and conveyed unto Tasty Baking Company, a Pennsylvania corporation, its successor and assigns.